                      Securities and Exchange Commission
                            Washington, D.C. 20549



                                  FORM 8-K/A



                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                    DECEMBER 13, 2000 (SEPTEMBER 29, 2000)



                               EXIDE CORPORATION
                         (Exact name of registrant as
                           specified in its charter)



 DELAWARE                           1-11263                        23-0552730
(State or other                   (Commission                    (IRS Employer
jurisdiction of                   File Number)                   Identification
incorporation)                                                       Number)


                                645 Penn Street
                          Reading, Pennsylvania 19601
             (Address of principal executive offices and zip code)


                                (610) 378-0500
                        (Registrant's telephone number,
                             including area code)

On October 16, 2000, Exide Corporation (the "Company") filed a Current Report on Form 8-K with respect to the acquisition (the "Acquisition") of the global battery business of Australian-based Pacific Dunlop Limited, including its subsidiary GNB Technologies, Inc. ("GNB"). Such Current Report indicated that the required financial statements and pro forma financial information would be filed at the earliest practicable date after the date of the report. The Company hereby amends Item 7 of the Current Report to include the previously omitted information.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

     GNB's combined financial statements as of and for the fiscal year ended June 30, 2000.

(b)  Pro Forma Financial Information

     Unaudited pro forma combined condensed statements of operations for the Company's fiscal year ended March 31, 2000 and for the six months ended October 1, 2000.

(c)  Exhibits

     2.1 Stock Purchase Agreement by and between the Company and Pacific Dunlop Holdings (USA) Inc. dated as of May 9, 2000 (the "US Stock Purchase Agreement") and Amendment No. 1 thereto dated June 19, 2000, both of which were previously filed as Exhibit 2.1 to the report on Form 10-Q of the Company for the fiscal quarter ended July 2, 2000 (the "July 2000 10-Q").

     2.2 Amendment No. 2, dated as of September 29, 2000, to the US Stock Purchase Agreement previously filed as Exhibit 2.1 to the July 2000 10-Q.

     2.3 Amendment No. 1, dated as of September 29, 2000, to the Stock Purchase Agreement with respect to GNB Technologies (India) Private Limited previously filed by the Company as Exhibit 2.1 to the July 2000 10-Q.

     2.4 Amendment No. 1, dated as of September 29, 2000, to the Asset Purchase Agreement with respect to Exide Australia Pty Limited previously filed by the Company as Exhibit 2.1 to the July 2000 10-Q.

     2.5 Amendment No. 3, dated as of September 29, 2000, to the Coordinating Agreement dated as of May 9, 2000 by and between the Company and Pacific Dunlop Holdings (USA) Inc. previously filed by the Company as Exhibit 2.1 to the July 2000 10-Q.

     4.1* Amended and Restated Credit and Guarantee Agreement dated as of September 29, 2000 by and among the Company, Credit Suisse First Boston, as Sole Book Manager, Joint Lead Arranger and Administrative Agent, Salomon Smith Barney Inc., as Syndication Agent and Joint Lead Arranger, and the lenders party thereto.

     4.2* Warrant Agreement dated as of September 29, 2000 by and between the Company and The Bank of New York, as warrant agent.

     4.3* Form of Warrant Certificate (attached as Exhibit A to the Warrant Agreement).

     4.4* Registration Rights Agreement dated as of September 29, 2000 by and among the Company and certain lenders under the Credit Agreement.

     4.5* Registration Rights and Standstill Agreement dated as of September 29, 2000 by and between the Company and Pacific Dunlop Holdings
            (USA) Inc.

     4.6 Amendment No. 1, dated as of August 10, 2000, to the Registration Rights Agreement dated as of October 26, 1993 previously filed by the Company as Exhibit 4.14 to its S-1 Registration Statement dated August 27, 1993 (the "1993 Registration Agreement").

     4.7* Amendment No. 2, dated as of September 29, 2000, to the 1993 Registration Agreement.

     10.1* Amended and Restated Sale Agreement dated as of September 29, 2000 by and between the Company and Exide U.S. Funding Corporation.

     10.2* Amended and Restated Receivables Purchase Agreement dated as of September 29, 2000 by and between Exide U.S. Funding and Three Rivers Funding Corporation.

     23.1   Consent of GNB's Independent Public Accountants (filed herein).


* Incorporated by reference to the Company's Current Report on Form 8-K filed on October 16, 2000.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Exide Technologies


Dated: December 13, 2000                     By:   /s/ Kevin R. Morano
                                             -------------------------
                                             Name: Kevin R. Morano
                                             Title: Chief Financial Officer



ITEM 7(a).  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

                            GNB TECHNOLOGIES GROUP
                   (Wholly owned by Pacific Dunlop Limited)

                         Combined Financial Statements

                                 June 30, 2000

                            GNB TECHNOLOGIES GROUP


                               Table of Contents

                                                                            Page
Independent Auditors' Report                                                  1
Combined Statement of Assets, Liabilities and Shareholder's Equity            2
Combined Statement of Operations                                              4
Combined Statement of Shareholder's Equity and Comprehensive Loss             5
Combined Statement of Cash Flows                                              6
Notes to Combined Financial Statements                                        7

                         Independent Auditors' Report

The Board of Directors
Pacific Dunlop Limited:


We have audited the accompanying combined statements of assets, liabilities and shareholder's equity of GNB Technologies Group (the Group), wholly owned by Pacific Dunlop Limited, as of June 30, 2000, and the related combined statements of operations, shareholder's equity and comprehensive loss and cash flows for the year then ended. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in note 4 to the combined financial statements, GNB Technologies Group is dependent on Pacific Dunlop Limited for its financing needs. The loss of the financial support of Pacific Dunlop Limited would require the Group to arrange for alternative financing. On May 9, 2000 Pacific Dunlop Holdings (USA) Inc. entered into an agreement to sell substantially all of the assets, liabilities and operations of the Group to Exide Corporation.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of GNB Technologies Group as of June 30, 2000, and the results of their operations and their cash flows for the year ended June 30, 2000 in conformity with accounting principles generally accepted in the United States of America.


                                                         KPMG LLP

Melbourne, Australia
July 28, 2000

                            GNB TECHNOLOGIES GROUP

      Combined Statement of Assets, Liabilities and Shareholder's Equity

                                (in thousands)

                                 June 30, 2000


                                    Assets

Current assets:
  Cash and cash equivalents                                           $  23,544
  Trade receivables, net of allowance of $3,302                         178,307
  Inventories (note 2)                                                  137,189
  Prepaid expenses                                                        9,114
  Other current assets                                                    1,228
  Due from related parties (note 3)                                       1,069
                                                                      ---------

          Total current assets                                          350,451
                                                                      ---------

Property, plant and equipment:
  Land and land improvements                                             23,489
  Buildings                                                              63,468
  Machinery and equipment                                               478,846
  Construction in progress                                               22,377
                                                                      ---------

                                                                        588,180

Less accumulated depreciation and amortization                         (282,624)
                                                                      ---------

          Net property, plant and equipment                             305,556

Investments                                                               4,055
Intangible assets                                                           973
Other assets                                                              1,000
Deferred income tax assets (note 5)                                       4,679



                                                                      ---------

          Total assets                                                $ 666,714
                                                                      =========

See accompanying notes to combined financial statements.

                            GNB TECHNOLOGIES GROUP

      Combined Statement of Assets, Liabilities, and Shareholder's Equity

                                (in thousands)

                                 June 30, 2000




                     Liabilities and Shareholder's Equity

Current liabilities:
  Current maturities of capitalized lease obligations (note 8)                             $       868
  Trade accounts payable                                                                       112,509
  Current portion of envirnomental remediation reserves (note 9)                                 7,000
  Warranty reserves                                                                             21,282
  Accrued salaries, wages and other compensation                                                28,486
  Other accrued expenses                                                                        29,290
  Due to related parties (note 3)                                                              159,566
  Income taxes payable                                                                           1,365
                                                                                           -----------

          Total current liabilities                                                            360,366
                                                                                           -----------

Capitalized lease obligations, less current portion (note 8)                                       497
Accrued pension obligations (note 6)                                                             6,721
Deferred income and compensation                                                                 2,414
Postretirement benefit obligations, less current portion (note 7)                               16,601
Environmental remediation reserves, less current portion (note 9)                               55,983
Note payable to related parties (note 3)                                                       200,000
Other long-term liabilities                                                                      1,472
                                                                                           -----------

          Total liabilities                                                                    644,054
                                                                                           -----------

Shareholder's equity
  Parent company investment                                                                    282,100
  Accumulated deficit                                                                         (256,636)
  Accumulated other comprehensive loss                                                          (2,804)
                                                                                           -----------

          Total shareholder's equity                                                            22,660

Commitments and contingencies (notes 6, 7, 8, 9 and 10)                                             --
                                                                                           -----------

          Total liabilities and shareholder's equity                                       $   666,714
                                                                                           ===========

See accompanying notes to combined financial statements.

                            GNB TECHNOLOGIES GROUP

                       Combined Statement of Operations

                                (in thousands)

                       For the year ended June 30, 2000

Net sales                                                                                                  $   967,799
Cost of sales                                                                                                  732,983
                                                                                                               -------
             Gross profit                                                                                      234,816

Selling, general, and administrative expenses (notes 9 and 12)                                                 242,450
                                                                                                               -------
             Operating loss                                                                                    (7,634)
                                                                                                               -------
Other income (expense):
    Interest income                                                                                             2,414
    Interest expense                                                                                          (30,333)
    Other                                                                                                        (673)
                                                                                                               -------
                                                                                                              (28,592)
                                                                                                               -------
             Loss before taxes                                                                                (36,226)

Income tax provision                                                                                            3,328
                                                                                                               -------
             Net loss                                                                                      $  (39,554)
                                                                                                               =======

See accompanying notes to combined financial statements.

                            GNB TECHNOLOGIES GROUP

       Combined Statement of Shareholder's Equity and Comprehensive Loss

                                (in thousands)

                       For the year ended June 30, 2000



                                                                                                Accumulated
                                                       Parent                                      other
                                                       company           Accumulated           comprehensive
                                                     investment            deficit             income (loss)            Total
                                                 ------------------    ----------------    -------------------     --------------
Balance, June 30, 1999                         $         80,253      $     (217,082)     $         (4,312)       $      (141,141)

Recapitalization of note payable (note 3)               200,000                  --                    --                200,000
Foreign currency translation
    Adjustment                                            1,847                  --                 1,508                  3,355
Net loss                                                     --             (39,554)                   --                (39,554)
                                                                                                                   --------------
Total comprehensive loss                                                                                                 (36,199)
                                                 ------------------    ----------------    -------------------     --------------
Balance, June 30, 2000                         $        282,100      $     (256,636)     $         (2,804)       $        22,660
                                                 ==================    ================    ===================     ==============

See accompanying notes to combined financial statements.

                            GNB TECHNOLOGIES GROUP

                       Combined Statement of Cash Flows

                                (in thousands)

                       For the year ended June 30, 2000

Cash flows from operating activities:
   Net loss from continuing operations                                                      $  (39,554)
   Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
       Depreciation and amortization                                                            35,587
       Loss on disposal of property, plant, and equipment                                          314
       Unusual charges (note 12)                                                                20,085
       Deferred income taxes                                                                      (216)
       Changes in operating assets and liabilities:
         Trade receivables                                                                     (16,344)
         Inventories                                                                            14,176
         Prepaid expenses                                                                        2,220
         Other current and noncurrent assets                                                       884
         Trade accounts payable                                                                  9,905
         Warranty reserves                                                                       8,144
         Accrued salaries, wages, and other compensation                                         5,654
         Other accrued expenses                                                                  7,291
         Income taxes payable                                                                    1,365
         Deferred income and compensation                                                       (8,404)
         Pension and postretirement benefit obligations                                          1,383
         Environmental remediation reserve                                                      (4,492)
         Other long-term liabilities                                                               933
                                                                                             ---------
            Net cash provided by continuing operations                                          38,931

Cash flows from investing activities:
   Purchases of property, plant, and equipment                                                 (45,539)
   Proceeds from the sale of property, plant, and equipment                                        199
   Purchase of other assets                                                                      6,451
                                                                                             ---------
            Net cash used in investing activities                                              (38,889)

Cash flows from financing activities:
   Change in parent company investment                                                         201,847
   Change in related party balances                                                           (193,143)
   Payments on capital leases                                                                   (1,314)
                                                                                            ----------
            Net cash provided by financing activities                                            7,390

Effect of translation adjustment                                                                 4,115
                                                                                             ---------
            Increase in cash and cash equivalents                                               11,547

Cash and cash equivalents--beginning of the year                                                11,997
                                                                                             ---------
Cash and cash equivalents--end of the year                                                 $    23,544
                                                                                             =========
Supplemental cash flow information:
   Cash paid for interest                                                                  $    30,004
   Cash paid for income taxes                                                                    1,764

Supplemental non-cash financing and investing activites: On November 1, 1999, $200,000 of notes payable to
Pacific Dunlop Holding, Inc. were converted to common stock of the group.

See accompanying notes to combined financial statements.

                            GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                (in thousands)


  (1)   Nature of Business and Summary of Significant Accounting Policies

        (a)   Nature of Business

              GNB Technologies Group (the Group) manufactures and distributes automotive and industrial batteries and recycles lead, which is used as a primary component of the manufacturing process.

        (b)   Principles of Combination and Basis of Presentation

              The combined statements of assets, liabilities and shareholder's equity of the Group include the accounts of Pacific Dunlop GNB, Inc. and its wholly owned subsidiary GNB Technologies, Inc. and its wholly owned subsidiaries: Pacific Chloride Incorporated, New Enpak Incorporated, GNB Industrial Battery Company, GNB Battery Technologies Japan, Inc.; GNB Battery Technologies Ltd., Australian Battery Company (Aust) Pty Ltd, and GNB Technologies [a division of Pacific Dunlop Limited (PDL)] and their 50% owned associate Pacific Marine Batteries Pty Ltd; GNB Technologies (a division of Pacific Dunlop Holdings, New Zealand), and minor branch operations in Asia and Europe. The Group's ultimate parent is Pacific Dunlop Limited (an Australian company). All significant intercompany balances and transactions between the entities have been eliminated in the combined financial total.

              The combined financial statements are intended to be presented as if the Group had existed as a separate entity from PDL for the period presented. However, this presentation may not necessarily reflect the financial position or results of operations of the Group that would have been reported had the Group been a stand-alone entity for this period.

        (c)   Cash and Cash Equivalents

              Cash and cash equivalents consist primarily of money market instruments with original maturities of three months or less.

        (d)   Concentration of Risk

              Financial instruments that potentially subject the Group to significant concentrations of credit risk consist principally of cash investments and accounts receivable. The Group places its cash investments with high quality financial institutions and limits the amount of credit exposure to any one institution.

              The Group's customers are not concentrated in any specific geographic region, but are concentrated in several large multi-outlet retail chains and automobile manufacturers. Wal-mart/Sam's Club accounted for $191,652 of the Group's sales for the fiscal year ended June 30, 2000. The five largest customers accounted for approximately 36% of net sales in 2000. The Group reviews a customer's credit history before extending credit. The Group establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

                                       7                             (Continued)

                            GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                (in thousands)


        (e)   Inventories

              Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

        (f)   Property, Plant and Equipment

              The cost of property, plant and equipment is depreciated using the straight-line method over the estimated useful lives of the assets as follows:

                      Buildings and land improvements          20 to 30 years

                      Machinery and equipment               2 to 12-1/2 years
                                                         ====================

              Assets under capital leases are amortized using the straight-line method over the shorter of the term of the lease or the estimated useful life of the assets.

        (g)   Intangible Assets

              Intangible assets consist primarily of non-compete agreements and other intangibles acquired in transactions accounted for as purchases, and are amortized ratably over their estimated useful lives.

        (h)   Product Warranty

              The Group's warranty policies cover certain products from 6 months to 20 years after sale. Costs estimated to be incurred under product warranties are provided for in the period of sale.

        (i)   Income Taxes

              The U.S. operations of the Group are included in consolidated federal and, where applicable, state income tax returns with the other U.S. operating entities owned by PDL.

              The U.S. components of the deferred income tax asset and liability balances are reflected in the combined financial statements as if the Group's U.S. operations had always reported on a separate company basis. The combined financial statements do not reflect any provision for additional tax exposure which may arise in the event of the disaggregation of the company from the previously existing consolidated tax group, or from income tax examinations.

              Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

                                       8                             (Continued)

                            GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                (in thousands)


        (j)   Translation

              The operations of all foreign entities are measured in local currencies. Revenues and expenses are translated at exchange rates in effect when recognized. Assets and liabilities of the foreign entities are translated at the current exchange rates. Adjustments resulting from translating the financial statements of the foreign entities into U.S. dollars are recorded as a separate component of shareholder's equity.

        (k)   Postretirement Benefits Other Than Pensions

              Pursuant to Statement of Financial Accounting Standard No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions and Financial Accounting Standard No. 132, Employers' Disclosure about Pensions and Other Postretirement Benefits, the Group accounts for postretirement benefits other than pensions in the period in which the services are rendered by the employees. The Group's current policy is to fund the cost of postretirement health care benefits on a pay-as-you-go basis.

        (l)   Accounting Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        (m)   Environmental Remediation Obligations

              The Group accrues costs associated with environmental remediation obligations when it is probable that such costs will be incurred and they are reasonably estimable. Accruals of estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study and are charged to environmental remediation expense. Such costs are based on management's current estimate of amounts that are expected to be incurred when the remediation work is performed within current laws and regulations. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. It is reasonably possible that, due to uncertainties associated with defining the nature and extent of environmental contamination, application of laws and regulation by regulatory authorities, and changes in remediation technology, the ultimate cost of remediation could change in the future. The Group periodically reviews and adjusts its accrued liabilities for such remediation costs as evidence becomes available indicating that its remediation liability has changed. See notes 9 and 10 to the financial statements.

                                       9                             (Continued)

                            GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                (in thousands)


        (n)   New Accounting Pronouncements

              In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (as amended by SFAS No. 137 with respect to the effective date and SFAS No. 138 with respect to certain hedging activities) will be effective for the Group during the year ending June 30, 2001. SFAS No. 133 requires all derivatives to be recognized as assets or liabilities on the balance sheet and measured at fair value on a mark to market basis. The Group has not yet assessed the impact on the combined financial statements as a result of the implementation of this standard.

  (2)   Inventories

        Principal classifications of inventories were as follows:

                                                     June 30,
                                                      2000
                                                 -------------

                        Finished products      $       94,832
                        Work-in-progress               22,690
                        Materials                      19,667
                                                 -------------

                                               $      137,189
                                                 =============

                                      10                             (Continued)

                            GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                (in thousands)


(3)  Amounts Due from and Due to Related Parties

     The balances due from and due to other direct and indirect subsidiaries of Pacific Dunlop Limited (the Group's ultimate parent), consisted of the following:

                                                                   June 30,
                                                                     2000
                                                                 ------------
               Due from related companies:
                  Pacific Dunlop Holdings, Inc.                 $         73
                  Pacific Dunlop Limited (or other PDL
                    group subsidiaries)                                  996
                                                                 ------------
                          Total amounts due from
                            parent and subsidiaries             $      1,069
                                                                 ============
               Due to related companies:
                  Pacific Dunlop Holdings, Inc.                 $    110,425
                  Pacific Dunlop Limited (or other PDL
                    group subsidiaries)                               49,141
                                                                 ------------
                          Total current portion                      159,566
                                                                 ------------
               Note payable to Pacific Dunlop Holding, Inc.          200,000
                                                                 ------------
                          Total long-term portion                    200,000
                                                                 ------------
                          Total amounts due to parent
                            and subsidiaries                    $    359,566
                                                                 ============

     On November 1, 1999, affiliates of the Group's parent company agreed to convert $200,000 of its $300,000 note payable to Pacific Dunlop Holdings, Inc., into additional shares of common stock of the Group.

     The remaining $100,000 of its note payable and $100,000 due to Pacific Dunlop Holdings, Inc. at the date of conversion were converted into a new note payable.

     The outstanding principal balance on the new note payable is due in full on November 1, 2005. Interest on the outstanding balance is payable quarterly commencing January 1, 2000 at the prime commercial rate as defined in the agreement.

     The interest rate on amounts due to Pacific Dunlop Holdings, Inc. and its subsidiaries during the fiscal year ended June 30, 2000 was 8.0% through May 4, 2000 and 9.5% thereafter. Interest charged by related companies was $29,981.

                                      11                             (Continued)

                             GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                (in thousands)


(4)  Economic Dependency on Parent and Sale of the Group

     The Group's ultimate Parent is Pacific Dunlop Limited (PDL). The Group receives cash to fund operations and working capital needs from its Parent and subsidiaries. The Group is dependent on PDL, or other group subsidiaries, for capital to operate its business. The loss of the financial support of PDL would require the Group to arrange for alternative financing.

     In May 2000, Pacific Holdings (USA) Inc., a subsidiary of PDL, entered into an agreement with Exide Corporation (Exide) to sell substantially all of the assets, liabilities and operations of the Group to Exide. Completion of the transaction is, among other things pending the approval from the Department of Justice and Exide arranging for financing for the transaction. The accompanying combined financial statements do not include any adjustments to reflect Exide's financing requirements on a stand-alone basis, nor do they include any adjustments for the impact of the sale of the Group.

(5)  Income Tax Provision (Benefit)

     The Group's U.S. operations file consolidated federal and, where applicable, state income tax returns with its parent and affiliated companies in the U.S. Taxes are allocated to the Group as if the Group were a separate tax paying entity.

     Income tax expense (benefit) attributable to loss from continuing operations consists of:

                                             Current     Deferred       Total
                                             -------     --------       -----
          Year ended June 30, 2000:

           U.S. Federal                    $      --   $    1,454    $   1,454
           State and local                        63           --           63
           Foreign                             3,481       (1,670)       1,811
                                             -------      -------      -------

                    Total                  $   3,544   $     (216)   $   3,328
                                             =======      =======      =======



                                      12                             (Continued)

                             GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                (in thousands)



The provision for income tax expense (benefit) differs from the amount computed by applying the statutory U.S. federal income tax rate to loss from continuing operations for the following reasons:

                                                                     June 30,
                                                                       2000
                                                                   ---------
      Computed expected tax benefit at statutory rate             $  (12,680)
      State taxes, net of federal effect                                  41
      Increase in valuation allowance                                 15,009
      Provision for possible adjustments of income taxes                  --
      Other, net                                                         958
                                                                   ---------
                                                                  $    3,328
                                                                   =========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets (liabilities) are as follows:

                                                                     June 30,
                                                                       2000
                                                                   ----------

      Reserves                                                    $   53,916
      Differences in tax and book treatment
          of inventory                                                 3,391
      Federal net operating loss carryforwards                        10,911
      State net operating loss carryforwards                           4,631
      Federal tax credits                                              1,028
      Other expenses                                                   6,117
                                                                   ---------

                   Total gross deferred tax asset                     79,994


      Difference in tax and book depreciation
          on plant and equipment                                     (10,377)
                                                                   ---------

                   Total gross deferred tax liability                (10,377)

      Valuation allowance                                            (64,938)
                                                                   ---------
                   Net deferred tax asset                         $    4,679
                                                                   =========


                                      13                             (Continued)

                             GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                (in thousands)



     A reconciliation of the valuation allowance for deferred taxes is as follows:

                                                             June 30,
                                                              2000
                                                            --------
          Valuation allowance at beginning of year        $   49,929
          Increase in allowance                               15,009
                                                            --------

          Valuation allowance at end of year              $   64,938
                                                            ========

     The net deferred tax asset, with respect to net operating loss carryforwards and temporary differences for the Group's U.S. operations, has been subjected to a 100% valuation allowance.

     At June 30, 2000, the Company, on a separate company basis, has net operating loss carryforwards for federal purposes of $31,175 which are available to offset future federal taxable income, if any, and expire between 2005 and 2020. At June 30, 2000, the Company also has net operating loss carryforwards for state purposes of $92,620 which are available to offset future state taxable income, if any, and expire between 2005 and 2020. At June 30, 2000, the Company also has tax credit carryforwards of approximately $1,028 which are available to reduce future federal income taxes, if any. These credits include general business credit carryforwards which expire between 2000 and 2005, and alternative minimum tax credit carryforwards which do not expire. A portion of the net operating loss and tax credit carryforwards are subject to the federal separate return limitation year rules.

(6)  Employee Benefit Plans

     The Group sponsors a number of noncontributory defined benefit retirement plans covering substantially all employees in its North American operations. The plan covering salaried employees provides benefits based on the employee's compensation during the years in which the credited service is earned. Plans covering hourly employees generally provide benefits based on years of service. The Group's funding policy for all plans is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974. Plan assets consist principally of equity securities.

     The Group also sponsors an investment savings and profit sharing plan covering substantially all salaried employees of its North American operations and a Pacific Chloride Incorporated hourly incentive savings plan. The Group matches the voluntary employee contributions to the plans' trusts at a rate determined by the Group, based on profitability. The Group's matching contributions and profit sharing under these plans were $1,798 for the fiscal year ended June 30, 2000.

     Additionally, the Group participates in two multi-employer plans that provide defined benefits to certain of the Group's union employees. Costs to the Group for these plans were $795 for the fiscal year ended June 30, 2000.

                             GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                 (in thousand)


Employees of the Group's Australian operations are members of PDL's retirement plans. Accordingly, no pension asset or liability has been provided in the Group's financial statements for these employees.

Assumptions used in the accounting for the defined benefit plans were:

                                                            June 30,
                                                              2000
                                                              ----
     Weighted average discount rates                          7.75%
     Rates of increase in compensation levels                 5.00%
     Expected long-term rate of return on assets             11.00%
                                                             =====

The following table sets forth the funded status and amounts recognized in the combined balance sheets for the Group's North American defined benefit pension plans:

                                                            June 30,
                                                              2000
                                                              ----
     Change in benefit obligation:
        Benefit obligation, beginning of year            $  134,497
        Service cost                                          4,012
        Interest cost                                         9,337
        Plan amendments                                       1,196
        Actuarial gain                                      (17,826)
        Benefits paid                                        (6,513)
                                                          ---------

                Benefit obligation, end of year           $ 124,703
                                                          =========

     Change in plan assets:
        Fair value of plan assets, beginning of year     $  135,562
        Actual return on plan assets                          7,712
        Benefits paid                                        (6,513)
                                                           --------

                Fair value of plan assets, end of year    $ 136,761
                                                           ========


                                      15                           (Continued)

                             GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                 (in thousand)


                                                              June 30,
                                                                2000
                                                                ----
     Reconciliation of funded status:
        Funded status                                    $    12,058
        Unrecognized actuarial gain                          (27,025)
        Unrecognized prior service cost                        7,589
        Unrecognized net transition obligation                   657
                                                          ----------

                Net accrued pension obligation           $    (6,721)
                                                          ==========

    Net periodic pension expense included the following components:

                                                             June 30,
                                                               2000
                                                               ----

        Service cost                                     $     4,012
        Interest cost                                          9,337
        Expected return on plan assets                       (13,313)
        Net amortization and deferral                          1,391
                                                          ----------

                     Net periodic pension expense        $     1,427
                                                          ==========

(7)  Postretirement Benefits Other Than Pensions

     The significant assumptions used to calculate the accumulated postretirement benefit obligation were as follows:


                                                              June 30,
                                                                2000
                                                                ----

        Discount rate                                           7.75%


        Health care cost trend:
         Participants less than
          65 years old                               6.5% per year increase
                                                       decreasing to 5.0%
                                                       per year by 2003.

        Participants 65 years
         and older                                   5.5% per year increase
                                                       decreasing to 5.0%
                                                       per year by 2002.
                                                       ====================

                                      16                           (Continued)

                             GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                 (in thousand)


The effect of a one percentage point increase in the assumed health care cost trend would increase the service and interest cost components and the accumulated postretirement benefit obligation by $116 and $1,024, respectively. The effect of a one percentage point decrease in the assumed health care cost trend would decrease the service and interest cost components and the accumulated postretirement benefit obligation by $117 and $1,061, respectively.

The following table sets forth the Group's North American postretirement benefit obligation:

                                                                       June 30,
                                                                         2000
                                                                      --------
     Change in benefit obligation:
         Benefit obligation, beginning of year                       $  15,232
         Service cost                                                      352
         Interest cost                                                   1,056
         Participant contributions                                          50
         Actuarial gain                                                 (1,334)
         Benefits paid                                                    (803)
                                                                      --------

                  Benefit obligation, end of year                    $  14,553
                                                                      ========

     Change in plan assets:
         Fair value of plan assets, beginning of year                       --
         Company contributions                                       $     753
         Participant contributions                                          50
         Benefits paid                                                    (803)
                                                                      --------

                  Fair value of plan assets, end of year             $      --
                                                                      ========
     Reconciliation of funded status:
         Funded status                                               $  14,553
         Unrecognized actuarial gain                                     4,031
                                                                      --------

                  Net accrued pension obligation                        18,584


     Less current portion included in salaries, wages
         and other compensation                                          1,983
                                                                      --------

                  Net long-term portion of
                    postretirement benefit obligation                $  16,601
                                                                      ========


                                      17                           (Continued)

                            GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                (in thousands)

    The net periodic postretirement benefit cost included the following components:

                                                                  June 30,
                                                                    2000
                                                                  --------

          Service cost                                            $    352
          Interest cost                                              1,056
          Net amortization and deferral                                (80)
                                                                  --------

             Net periodic postretirement benefit cost             $  1,328
                                                                  ========

(8)  Leases

     The Group leases various buildings and equipment under long-term leases. The leases require payment of fixed and variable rentals and, in certain instances, insurance, taxes and maintenance costs. Property, plant and equipment included the following, with respect to leases that have been capitalized:

                                                       June 30,
                                                        2000
                                                     ----------

               Land and buildings                    $    2,504
               Machinery and equipment                       50
                                                     ----------

                                                          2,554

               Less accumulated amortization             (2,091)
                                                     ----------

                                                     $      463
                                                     ==========


                                      18                             (Continued)

                            GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                (in thousands)


     Future minimum rental commitments for all capital leases and noncancelable operating leases are as follows:

                                                      Capital    Operating
                                                      leases       leases
                                                      ------       ------

          For the year ending June 30:
            2001                                     $   908     $ 7,486
            2002                                         506       6,076
            2003                                          --       5,032
            2004                                          --       3,642
            2005                                          --       2,751
            Thereafter                                    --      11,791
                                                     -------     -------

               Total minimum lease payments            1,414     $36,778
                                                                 =======

          Less amount representing interest at 4%
            to 9%                                         49
                                                     -------

               Present value of net minimum lease
                  payments                             1,365

          Less current portion                           868
                                                     -------

                                                     $   497
                                                     =======

     Total operating lease expense for the fiscal year ended June 30, 2000 was $12,771.

(9)  Environmental Remediation

     The Group provides reserves for estimated possible obligations associated with environmental remediation obligations at its operational and non-operational locations when it is probable that such costs will be incurred and they are reasonably estimable. The Group's accrued liability for environmental remediation obligations was $62,983 as of June 30, 2000.


                                      19                             (Continued)

                            GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                (in thousands)

     The following amounts relating to environmental remediation costs were charged to selling, general and administrative expenses in the accompanying combined statements of operations:

                                                            June 30,
                                                              2000
                                                           ---------

               Environmental remediation payments          $   4,492
               Recoveries relating to Gould litigation            --
               Changes in environmental remediation
                 reserves                                     14,508
                                                           ---------

               Environmental remediation expense           $  19,000
                                                           =========

     The Group is currently engaged in clean up operations of its closed and operational sites. In addition, some of the companies within the Group have been named as Potentially Responsible Parties for several Superfund sites in North America under the Comprehensive Environmental Response Compensation and Liability Act or its state equivalent. The ultimate costs of resolving these and other environmental matters are not quantifiable because many such matters are in preliminary stages and the timing and extent of actions that governmental authorities may ultimately require are unknown. It is possible that the costs of such resolution may be greater than the liabilities which, in the opinion of management, are probable and reasonably estimable at June 30, 2000. In the opinion of management, estimation of any additional costs is not possible based on current information.

(10) Commitments and Contingencies

     As of June 30, 2000, the Group has approximately $7,718 in outstanding commitments for the purchase of equipment and facilities.

     The Group has obtained letters of credit for $68,540 at June 30, 2000 as required by various state environmental agencies within the United States to demonstrate, in conjunction with a prescribed financial test, financial responsibility for potential liability for sudden and nonsudden accidental occurrences at several facilities owned by the Group.

     In addition to the letters of credit to regulatory agencies, the Group was contingently liable under various letters of credit related to ongoing business activities for $4,527 at June 30, 2000.

     The Group is also involved in various litigation and other legal proceedings, which are in the normal course of business. The range of possible loss or losses, if any, cannot be reasonably estimated; however, management does not believe that unfavorable outcomes, in any or all of these cases, will be material to the financial position of the Group.


                                      20                             (Continued)

                            GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                (in thousands)

(11)  Disclosures About Fair Value of Financial Instruments

      The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practical to estimate that value:

      (a) Cash and Cash Equivalents

          The carrying amount approximates fair value because of the liquid nature and short maturity of those instruments.

      (b) Trade Accounts Receivable and Accounts Payable

          The carrying amount approximates fair value because of the short maturity of those instruments.

      (c) Amounts Due from and Due to Related Parties

          The carrying amounts of the due to and due from the parent and its subsidiaries approximates fair value because of the liquid nature and short maturity of those instruments. The carrying amount of the notes payable approximates fair value as the Group"s internal borrowing rate approximates market rates.

 (12) Unusual charges

      Included in selling, general and administration expenses for the fiscal year ended June 30, 2000 are the following unusual charges:

                                                         June 30,
                                                           2000
                                                        ----------

                Asset impairment (note 13)              $    1,085
                Increase in environmental remediation
                  reserve (note 9)                          19,000
                                                        ----------

                           Total unusual charges        $   20,085
                                                        ==========

                                      21                             (Continued)

                            GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                (in thousands)

(13)  Facility Closures and Asset Impairment Charges

      During fiscal 2000, the Group recorded an additional expense of $7,175 relating to the closure of its smelter in Columbus, Georgia in October 1999. The charge consisted of operating losses of $5,229 which arose during the closing period from July 1999 to October 1999, severance payments of $979 and a charge of $967 to reserve for Columbus spare part inventory considered non-recoverable.

      During fiscal 2000, the Group announced plans to move certain administrative and technical functions, including the Groups Head Office to a new site in Alpharetta, Georgia. The Group recorded a charge of $5,865 relating to this move, including severance, relocation and other costs associated with the closure of offices in Mendota, Minnesota and the transfer of personnel and operations from Atlanta, Georgia to Alpharetta. Additionally as a result of the decision to move the technical function from Mendota, Minnesota, the Group identified certain property and equipment as being impaired. Consequently the Group has written off predominantly all the laboratory equipment previously held at that location determined as impaired according to the Guidelines set out under FAS 121. The resulting charge to the statement of operations was $1,085 in fiscal 2000.

      During fiscal 2000, the Group relocated its Dallas, Texas distribution center to Oklahoma City, Oklahoma. The group recorded charges of $1,750 relating to closure and relocation costs of the Dallas facility as well as set-up costs of the new operations in Oklahoma City, Oklahoma.

                                      22                             (Continued)

                            GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                (in thousands)

 (14) Segment Reporting

      (a) Geographic Segments

          The following tables present revenues and other financial information by geographic region:

                                                                   June 30,
                                                                     2000
                                                                  ----------

               Net sales:
                 United States                                    $  852,765
                 Foreign operations                                  167,899
                 Intersegment eliminations                           (52,865)
                                                                  ----------

                         Net sales                                $  967,799
                                                                  ==========

               Operating income (loss):
                 United States                                    $  (10,654)
                 Foreign operations                                    3,020
                                                                  ----------

                         Operating loss                               (7,634)


               Interest expense, net of interest income              (27,919)
               Other expense, net                                       (673)
                                                                  ----------

                         Loss from continuing
                            operations before taxes               $  (36,226)
                                                                  ==========


                                                                   June 30,
                                                                     2000
                                                                  ----------

               Identifiable assets:
                 United States                                    $  564,359
                 Foreign operations                                  102,355
                                                                  ----------

                         Total                                    $  666,714
                                                                  ==========

          Operating income includes all costs and expenses directly related to the segment or geographic area. Identifiable assets are those used in each segment"s operation.

                                      23                             (Continued)

                            GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                (in thousands)


      (b) Operational segments

          The Group operates in two business segments: Automotive Battery Products and Industrial Battery Products. Corporate assets included in corporate and other assets principally consist of assets relating to closed sites.

                                                                  June 30,
                                                                    2000
                                                                 ----------

                   Net sales:
                    Automotive battery products                  $  583,290
                    Industrial battery products                     391,047
                    Intersegment eliminations                        (6,538)
                                                                 ----------
                          Net sales                              $  967,799
                                                                 ==========

                   Operating income (loss):
                    Automotive battery products                  $  (36,635)
                    Industrial battery products                      48,211
                    Corporate and other                             (19,210)
                                                                 ----------

                          Operating loss                             (7,634)


                   Interest expense, net of interest income         (27,919)
                   Other expense, net                                  (673)
                                                                 ----------

                          Loss from continuing
                           operations before taxes               $  (36,226)
                                                                 ==========

                   Depreciation and amortization:
                    Automotive battery products                  $   25,260
                    Industrial battery products                      10,327
                    Corporate and other                                  --
                                                                 ----------

                          Depreciation and amortization          $   35,587
                                                                 ==========

                                      24                             (Continued)

                            GNB TECHNOLOGIES GROUP

                    Notes to Combined Financial Statements

                        Fiscal year ended June 30, 2000
                                (in thousands)



                                                               June 30,
                                                                 2000
                                                              ----------

                    Capital expenditures:
                     Automotive battery products              $   30,752
                     Industrial battery products                  14,601
                     Corporate and other                             186
                                                              ----------

                    Capital expenditures                      $   45,539
                                                              ==========

                    Identifiable assets:
                     Automotive battery products              $  399,474
                     Industrial battery products                 251,468
                     Corporate and other                          15,772
                                                              ----------

                    Identifiable assets                       $  666,714
                                                              ==========

ITEM 7(b). PRO FORMA FINANCIAL INFORMATION:


        Unaudited Pro Forma Combined Condensed Statements of Operations

The Company's unaudited pro forma combined condensed statements of operations for the fiscal year ended March 31, 2000 and for the six months ended October 1, 2000 are presented to reflect the estimated impact of the Acquisition on the historical consolidated financial statements of the Company assuming that the Acquisition had been consummated as of April 1, 1999.

The Acquisition has been accounted for using the purchase method. The purchase price allocation is preliminary and will likely change upon resolution of open matters including the completion of appraisals, the final assessment of certain contingencies, the final identification and notification of additional restructuring activities, the impact of any deferred taxes and the determination of purchase price adjustments in accordance with the purchase agreement, if any.

These pro forma statements of operations do not reflect any cost savings or other synergies anticipated by the Company's management as a result of the Acquisition and are not necessarily indicative of the results of operations which would have occurred had the Acquisition actually been consummated as of April 1, 1999. Moreover, such statements are not necessarily indicative of the Company's future results of operations.

GNB's historical results of operations for the fiscal year ended June 30, 2000, included herein, are included in the pro forma combined condensed statement of operations for the fiscal year ended March 31, 2000. GNB's historical results of operations for the six months ended September 30, 2000 are included in the pro forma combined condensed statement of operations for the six months ended October 1, 2000.

These pro forma statements of operations should be read in conjunction with the historical consolidated financial statements of Exide, including the notes thereto, incorporated by reference herein and the historical combined financial statements of GNB, including the notes thereto, included herein.

              Pro Forma Combined Condensed Statement of Operations
             For the Fiscal Year Ended March 31, 2000 (unaudited)
                     (In thousands, except per share data)

                                    Exide                GNB              Pro Forma                                  Continued
                               Historical (1)(2)  Historical (1)(2)   Adjustments (1)(3)   Reclassifications (4)     Pro Forma
                               -----------------  -----------------   ------------------   ---------------------    -----------
NET SALES                        $ 2,194,447         $ 967,799          $      -                $ (37,026)          $ 3,125,220

COST OF SALES                      1,661,955           732,983                 -                   47,120             2,442,058
                                 -----------         ---------          --------                ---------             ---------
 Gross profit                        532,492           234,816                 -                  (84,146               683,162

OPERATING EXPENSES                   536,009           242,450             2,000  a)              (84,146)              696,313
                                 -----------         ---------          --------                ---------             ---------
Operating loss                        (3,517)           (7,634)           (2,000)                       -               (13,151)

INTEREST EXPENSE, net                103,988            27,919            10,522  b)                    -               142,429
OTHER EXPENSE, net                    16,043               673             6,827  c)                    -                23,543
                                 -----------         ---------          --------                ---------             ---------
Loss before income taxes
  and minority interest             (123,548)          (36,226)          (19,349)                       -              (179,123)

INCOME TAX PROVISION (BENEFIT)        10,769             3,328           (10,880) d)                    -                 3,217
                                 -----------         ---------          --------                ---------             ---------
Loss before minority interest       (134,317)          (39,554)           (8,469)                       -              (182,340)

MINORITY INTEREST                      1,725                 -                 -                        -                 1,725
                                 -----------         ---------          --------                ---------             ---------
Net loss                         $  (136,042)        $ (39,554)         $ (8,469)               $       -             $(184,065)
                                 ===========         =========          ========                =========             =========
LOSS PER SHARE
 Basic                           $     (6.40)                                                                         $   (7.29)
                                 ===========                                                                          =========
 Diluted                         $     (6.40)                                                                         $   (7.29)
                                 ===========                                                                          =========
WEIGHTED AVERAGE SHARES:
 Basic                                21,263                                                                             25,263
                                 ===========                                                                          =========
 Diluted                              21,263                                                                             25,263
                                 ===========                                                                          =========


        The accompanying notes are an integral part of this statement.

             Pro Forma Combined Condensed Statement of Operations
             For the Six Months Ended October 1, 2000 (unaudited)
                     (In thousands, except per share data)

                                     Exide                GNB                 Pro Forma                                  Combined
                               Historical (1) (2)  Historical (1) (2)    Adjustments (1) (3)     Reclassifications (4)   Pro Forma
                               -----------------   -------------------   --------------------    ---------------------  -----------
NET SALES                      $         959,974   $           505,512   $                  -    $             (20,397) $ 1,445,089

COST OF SALES                            701,133               370,752                      -                   25,208    1,097,093
                               -----------------   -------------------   --------------------    ---------------------  -----------

  Gross profit                           258,841               134,760                      -                  (45,605)     347,996

OPERATING EXPENSES                       237,656               137,288                  1,000  a)              (45,605)     330,339
                               -----------------   -------------------   --------------------    ---------------------  -----------

  Operating income (loss)                 21,185                (2,528)                (1,000)                       -       17,657

INTEREST EXPENSE net                      50,557                13,430                  5,148  b)                    -       69,135
OTHER EXPENSE, net                         3,831                   174                  3,576  c)                    -        7,581
                               -----------------   -------------------   --------------------    ---------------------  -----------

 Loss before income taxes                (33,203)              (16,132)                (9,724)                       -      (59,059)
 and minority interest

INCOME TAX PROVISION (BENEFIT)           (10,009)                2,468                (12,032) d)                    -      (19,573)
                               -----------------   -------------------   --------------------    ---------------------  -----------

 Income (loss) before minority
 interest                                (23,194)              (18,600)                 2,308                        -      (39,486)

MINORITY INTEREST                            695                     -                      -                        -          695
                               -----------------   -------------------   --------------------    ---------------------  -----------

 Net income (loss)             $         (23,889)  $           (18,600)  $              2,308    $                   -  $   (40,181)
                               =================   ===================   ====================    =====================  ===========

LOSS PER SHARE
 Basic                         $           (1.12)                                                                       $     (1.58)
                               =================                                                                        ===========

 Diluted                       $           (1.12)                                                                       $     (1.58)
                               =================                                                                        ===========

WEIGHTED AVERAGE SHARES:
 Basic                                    21,404                                                                             25,404
                               =================                                                                        ===========

 Diluted                                  21,404                                                                             25,404
                               =================                                                                        ===========

         The accompanying notes are an integral part of this statement.

Notes to Unaudited Pro Forma Combined Condensed Statements of Operations
                 (dollars in thousands, except per share data)

(1)  GNB ACQUISITION
--------------------

On September 29, 2000, the Company acquired the global battery business of GNB for consideration of approximately $368,000 (including $333,000 in cash and four million of the Company's common shares) plus assumed liabilities. GNB is a leading U.S. and Pacific Rim manufacturer of both industrial and automotive batteries. Pacific Dunlop now holds an approximate 16 percent interest in the outstanding shares of common stock of the Company.

The Company financed the cash portion of the purchase price, including associated fees and expenses, through an additional $250,000 term loan under its existing senior secured credit facility, and a $100,000 securitization of GNB accounts receivables. The Company also issued warrants for 1,286,000 shares with an exercise price of $8.99 per share in conjunction with such financing.

The Acquisition has been accounted for using the purchase method. The purchase price allocation is preliminary and will likely change upon resolution of open matters including the completion of appraisals, the final assessment of certain contingencies, the final identification and notification of additional restructuring activities, the impact of any deferred taxes and the determination of purchase price adjustments in accordance with the purchase agreement, if any.


(2)   HISTORICAL STATEMENTS OF OPERATIONS
-----------------------------------------

The Company's historical results of operations for the fiscal year ended March 31, 2000 include certain unusual or non-recurring charges aggregating $142,600. These charges consisted of:

 .  $13,400 provision to cover resolution of "used as new" claims litigation.

 . $39,300 of restructuring charges, related primarily to the Company's realignment to a customer-focused global business unit strategy, including severance charges of $20,000 and $19,300 in asset write-downs and closure costs related to planned closures of manufacturing operations and other facilities including the Reading, Pennsylvania battery plant, certain U.S. branch locations and the Company's ongoing consolidation of European operations.

 . $18,400 of write-downs to net realizable value related to the ongoing divestiture of non-core businesses.

 .  $3,000 increase to the Company's environmental reserves.

 . $51,000 of non-cash charges related to asset write-downs and adjustments of balance sheet reserves, including $23,900 in warranty reserves.

 . $17,500 of unusual items including a charge for in-process research and development of $14,300 for the acquisition of Lion Compact Energy and additional divestiture related charges of $3,200.

GNB's historical results of operations for the fiscal year ended June 30, 2000, included herein, are included in the pro forma combined condensed statement of operations for the fiscal year ended March 31, 2000. GNB's historical results of operations for the six months ended September 30, 2000 are included in the pro forma combined condensed statement of operations for the six months ended October 1, 2000. As a result, GNB's historical results of operations for the three month period from April 1, 2000 through June 30, 2000, which include net sales of $232,400 and a net loss of $20,900 are included in both pro forma statements of operations herein.

GNB's historical results of operations for the fiscal year ended June 30, 2000 include certain environmental, asset impairment and facility closure charges aggregating $34,900.

The Company's historical results of operations for the six months ended October 1, 2000 include a charge of $30,000 for restructuring and other related activities, including actions related to the Acquisition.

GNB's historical results of operations for the six months ended September 30, 2000 include certain restructuring and environmental charges of $21,700.


(3) PRO FORMA ADJUSTMENTS
-------------------------

The unaudited pro forma adjustments in the pro forma combined condensed statements of operations include:

a) the impact of goodwill amortization.

b) the impact of the Acquisition financing for fiscal 2000 and for the six months ended October 1, 2000 including $27,790 and $13,895, respectively, of interest expense on the incremental debt pius $7,111 and $2,932, respectively, of additional interest expense in excess of Exide's historical interest expense due to increased borrowing rates on Exide's historical debt facilities and an additional $3,540 and $1,770 in amortization of deferred financing fees from the Acquisition over the life of the Company's existing senior secured credit facility. These amounts are reduced by the elimination of GNB'S historical interest expense.

   An increase of 1/8% on the Acquisition financing would cause an increase in the pro forma interest expense of $312 and $156 in fiscal 2000 and for the six months ended October 1,2000, respectively.

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

c) losses on receivables sold related to the $100,000 securitization of GNB accounts receivables less the elimination of GNB's historical amortization expense on goodwill.

d) income tax effects on the above pro forma adjustments, excluding goodwill amortization, as well as on GNB's applicable historical losses using an estimated statutory tax rate of 39%.

These pro forma adjustments assume the Acquisition had occurred on April 1, 1999.

The pro forma earnings per share calculations also include the impact of the four million shares issued as part of the Acquisition consideration.

This pro forma information does not purport to represent what the Company's results of operations would have actually been had the Acquisition occurred as of an earlier date or project the results of any future period.

(4)  RECLASSIFICATIONS
----------------------

The reclassification of certain GNB historical charges are reflected in these pro forma statements of operations for certain selling related costs, reclassified from cost of sales to net sales, and certain distribution costs, reclassified from operating expenses to cost of sales, to conform to the Company's presentation.

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